Exhibit 99.1

Avago Technologies Confirms Appointment of Anthony Maslowski as Chief Financial Officer

SAN JOSE, Calif. and SINGAPORE — September 4, 2013 — Avago Technologies Limited (Nasdaq:AVGO), a leading supplier of analog interface components for communications, industrial and consumer applications, today announced that Anthony E. Maslowski has been appointed as the Company’s Chief Financial Officer, with immediate effect. Mr. Maslowski had been serving as the interim Chief Financial Officer since March 8, 2013.

Mr. Maslowski joined Avago in 2006 as Vice President of Internal Audit. Prior to joining Avago, Mr. Maslowski served as the Chief Financial Officer for Allegro Manufacturing Pte Ltd and prior to that, he held senior finance management positions at Lam Research Corporation and Hitachi Data Systems Corporation. Mr. Maslowski holds a Bachelor of Business Administration degree from University of Michigan.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products. Our product portfolio is extensive and includes thousands of products in three primary target markets: wireless communications, wired infrastructure and industrial & other.

Thomas Krause

VP Corporate Development

+1 408 435 7400